Exhibit 10.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12718, 222-13928 and 333-99783) of Celltech Group plc pertaining to the Medeva PLC United States Executive Stock Option Plan, the Medeva PLC 1996 Executive Share Option Scheme and the Celltech Chiroscience Executive Share Option Scheme 1999 of our report dated March 13, 2001, except for Note 8—Taxation, as to which the date is June 24, 2002, on the consolidated financial statements of Celltech Group plc included in the Annual Report (Form 20-F) of Celltech Group plc for the year ended December 31, 2002.

ERNST & YOUNG LLP

Reading, England

June 30, 2003